[LETTERHEAD OF GULFSTREAM CAPITAL GROUP, L.C.]

December 12, 2006

Dr. Eric Henderson, CEO
BioForce Nanosciences Holdings, Inc.
1615 Golden Aspen Drive, Suite 101
Ames, IA 50010

Dear Eric:

The current relationship between our companies is reflected in the Consulting Agreement dated November 15, 2006. By this letter, we are mutually agreeing to extend the term of that agreement through December 31, 2006.

It is our intent that this Consulting Agreement reflects and governs all current transactions and understandings between our companies (including predecessor companies and subsidiaries). To that end, any prior written or verbal agreements that may still be viable are deemed mutually cancelled, and thus null and void. Such agreements include, without limitation, the Engagement Agreement between Gulfstream Capital Corp., LLC and BioForce Nanosciences, Inc. dated May 12, 2004.

To acknowledge your agreement, please sign in the space indicated below.

        Very truly yours,

        /s/ Harvey Kaye

        Harvey Kaye


        Agreed to and accepted this 12th day of December, 2006.

        /s/ Eric Henderson
        -----------------------------------
        Eric Henderson, CEO
        BioForce Nanosciences Holdings, Inc